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          EXHIBIT 10.3: FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT





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                                     FORM OF
                     INCENTIVE STOCK OPTION AWARD AGREEMENT
        FOR THE KENTUCKY FIRST FEDERAL BANCORP 2005 EQUITY INCENTIVE PLAN

This Award Agreement is provided to ________________ (the "Participant") by
Kentucky First Federal Bancorp (the "Company") as of _________, the date the [
______ COMMITTEE] (the "Committee") granted the Participant the right and option to purchase Shares pursuant to the Kentucky First Federal Bancorp 2005 Equity
Incentive Plan (the "2005 Plan"), subject to the terms and conditions of the
2005 Plan and this Award Agreement:
      1.       OPTION GRANT:                      You have been granted an INCENTIVE  STOCK  OPTION
                                                  (referred to in this  Agreement as your "Option").
      2.       NUMBER OF SHARES
               SUBJECT TO YOUR OPTION:            ___________  shares of Common Stock  ("Shares"),
                                                  subject to  adjustment as may be necessary pursuant to
                                                  Article 11 of the 2005 Plan.

      3.       GRANT DATE:                        ___________

      4.       EXERCISE PRICE:                    You may purchase Shares covered by your Option at a
                                                  price of $_______ per share.
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         Unless sooner vested in accordance with Section 2 of the Terms and
Conditions (attached hereto) or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

      Continuous Status              Percentage of
      as a Participant              Option Vested/         Number of Shares
      after Grant Date             Number of Shares      Available for Exercise   Vesting Date
      ----------------             ----------------      ----------------------   ------------
      Less than 1 year                 _____                    _____                ______
           1 year                      _____                    _____                ______
           2 years                     _____                    _____                ______
           3 years                     _____                    _____                ______
           4 years                     _____                    _____                ______
           5 years                     _____                    _____                ______
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         IN WITNESS WHEREOF, Kentucky First Federal Bancorp, acting by and through the [ _____ COMMITTEE] of the Board of Directors of the Company, has
caused this Award Agreement to be executed as of the Grant Date, set forth above.

                                        KENTUCKY FIRST FEDERAL BANCORP

ACCEPTED BY PARTICIPANT:                By:
                                           -------------------------------------
                                           On behalf of the [ _____] Committee

---------------------
[Name]


---------------------
Date


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TERMS AND CONDITIONS

1. GRANT OF OPTION. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2005 Plan. The Company intends this grant to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. VESTING OF OPTIONS. The Option shall vest (become exercisable) in accordance with the vesting schedule shown on page 1 of this Award Agreement. Notwithstanding the vesting schedule on page 1, the Option will also vest and become exercisable:

         (a) Upon your death or Disability during your Continuous Status as a Participant; or

         (b)    Upon a Change in Control.

3. TERM OF OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the vested portion of your Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

         (a) Three (3) months after the termination of your Continuous Status as a Participant for any reason other than by reason of your death or Disability.

         (b) Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability.

         (c) Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option would otherwise lapse. Upon your death, your beneficiary (designated pursuant to the terms of the 2005 Plan) may exercise your Option.

         (d) At the end of the remaining original term of the Option, if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control. Options exercised after three (3) months from your termination date will be treated as Non-Statutory Stock Options for tax purposes.

         The Committee may, prior to the lapse of your Option under the circumstances described in paragraphs (a), (b), (c) or (d) above, extend the time to exercise your Option as determined by the Committee in writing and subject to federal regulations. If you return to employment with the Company during the designated post-termination exercise period, then you will be restored to the status as a Participant that you held prior to termination, but no vesting credit will be earned for any period you were not in Continuous Status as a Participant. If you or your beneficiary exercises an Option after your termination of

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         service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.

4.       EXERCISE OF OPTION. You may exercise your Option by providing:

         (a) a written notice of intent to exercise to [NAME] at the address and in the form specified by the [ _______ COMMITTEE] of the Board of Directors of the Company from time to time; and

         (b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a cash-less exercise. Payment for such Shares can be made in cash, Company common stock ("stock swap"), a combination of cash and Company common stock or a "cash-less exercise" (if permitted by the Committee).

5. BENEFICIARY DESIGNATION. You may, in the manner determined by the Committee, designate a beneficiary to exercise your rights hereunder and to receive any distribution with respect to this Option upon your death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Award Agreement and the 2005 Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you have not designated a beneficiary or none survives you, the Option may be exercised by the legal representative of your estate, and payment will be made to your estate. Subject to the foregoing, you may change or revoke a beneficiary designation at any time, provided the change or revocation is filed with the Company.

6.              WITHHOLDING.

                (A)  EXERCISE OF INCENTIVE
                     STOCK OPTION:
                                            Under this Award Agreement, there
                                            are no regular federal or state
                                            income or employment tax liabilities
                                            upon the exercise of an Incentive
                                            Stock Option (SEE INCENTIVE STOCK
                                            OPTION HOLDING PERIOD), although the
                                            excess, if any, of the Fair Market
                                            Value of the shares of Common Stock
                                            on the date of exercise over the
                                            Exercise Price will be treated as
                                            income for alternative minimum tax
                                            ("AMT") purposes and may subject you
                                            to AMT in the year of exercise.
                                            Please check with your tax advisor.

                (B)    DISQUALIFYING DISPOSITION:

                                            In the event of a disqualifying
                                            disposition (described below), you
                                            may be required to pay Kentucky
                                            First Federal Bancorp or its
                                            Affiliates (based on the federal and
                                            state regulations in place at the
                                            time of exercise) an amount



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                                            sufficient to satisfy all federal,
                                            state and local tax withholding.

                (C)    INCENTIVE STOCK OPTION
                       HOLDING PERIOD:
                                            In order to receive Incentive Stock
                                            Option tax treatment under Section
                                            422 of the Code, you may not dispose
                                            of Shares acquired under an
                                            Incentive Stock Option Award (i) for
                                            two (2) years from the Date of Grant
                                            and (ii) for one (1) year after the
                                            date you exercise your Incentive
                                            Stock Option. YOU MUST NOTIFY THE
                                            COMPANY WITHIN TEN (10) DAYS OF AN
                                            EARLY DISPOSITION OF COMMON STOCK
                                            (I.E., A "DISQUALIFYING
                                            DISPOSITION").

7. LIMITATION OF RIGHTS. This Option does not confer on you or your beneficiary designated pursuant to Paragraph 5 any rights of a shareholder of the Company unless and until Shares are in fact issued in connection with the exercise of the Option. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate your service at any time, nor confer upon you any right to continue in the service of the Company or any Affiliate.

8. STOCK RESERVE. The Company shall, at all times during the term of this Award Agreement, reserve and keep available a sufficient number of Shares to satisfy the requirements of this Award Agreement.

9. RESTRICTIONS ON TRANSFER AND PLEDGE. You may not pledge, encumber, or hypothecate your right or interest in this Option to or in favor of any party other than the Company or an Affiliate, and the Option shall not be subject to any lien, obligation, or liability of the Participant to any other party other than the Company or an Affiliate. You may not assign or transfer the Option other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code, if such Section applied to an Option under the 2005 Plan; provided, however, that the Committee may (but need not) permit other transfers. Only you or a permitted transferee may exercise the Option during your lifetime.

10. PLAN CONTROLS. The terms contained in the 2005 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2005 Plan. In the event of any actual or alleged conflict between the provisions of the 2005 Plan and the provisions of this Award Agreement, the provisions of the 2005 Plan shall be controlling and determinative.

11. SUCCESSORS. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2005 Plan.

12. SEVERABILITY. If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Award Agreement will be

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         construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. NOTICE. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                           Kentucky First Federal Bancorp
                           479 Main Street
                           Hazard, Kentucky 41702
                           Attn:   [ ____ COMMITTEE]

         or any other address designated by the Company in a written notice to the Participant. Notices to you will be directed to your address, then currently on file with the Company, or at any other address that you provide in a written notice to the Company.